PRUDENTIAL WORLD FUND, INC.
GATEWAY CENTER THREE, 4th Floor
100 MULBERRY STREET
NEWARK, NJ 07102




                                                  December 19, 2002



Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549


       Re:	Prudential World Fund, Inc.
              File No. 811-3981


Ladies and Gentlemen:

       Enclosed please find the Annual Report on Form N-SAR for the above referenced Fund, for the twelve-month period ended October 31, 2002. The enclosed is being filed electronically via the EDGAR System.



                                                  Yours truly,


                                                  /s/ Jonathan D. Shain
                                                     Jonathan D. Shain
                                                     Secretary





       This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 19th day of December 2002.



Prudential World Fund, Inc.



By: /s/ Jonathan D. Shain				Witness: /s/ Floyd L.
Hoelscher
       Jonathan D. Shain	Floyd L. Hoelscher
       Secretary





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